Exhibit 99.2

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE UPDATES SHARE POSITION IN PROSPECTOR OFFSHORE AND ANNOUNCES OSLO INVESTOR PRESENTATION

HOUSTON, November 17, 2014 – Earlier today, Paragon Offshore plc (“Paragon”) (NYSE: PGN) reported that it acquired 52,749,014 shares of Prospector Offshore Drilling S.A., a publicly traded offshore drilling company listed on Oslo Axess (“Prospector”) (OSE: PROS). Paragon acquired the shares at a price of 14.50 Norwegian kroner (NOK) per share, or $2.13 per share based on the exchange rate of one United States dollar to 6.80 NOK.

Subsequent to this initial acquisition, Paragon has acquired an additional 35,713,562 shares in Prospector at the same price of 14.50 Norwegian kroner (NOK) per share, or $2.13 per share based on the exchange rate of one United States dollar to 6.80 NOK. Following this transaction, Paragon owns a total of 88,462,576 shares of Prospector, equal to 93.5 percent of the outstanding shares of Prospector. Paragon reiterated its intent to launch a mandatory tender offer for the remaining outstanding shares of Prospector within four weeks.

In addition to the conference call detailed below, Paragon will host a presentation for investors and analysts on Tuesday, November 18, 2014 in Oslo, Norway at the Hotel Continental. The presentation will take place at 2:00 p.m. Central European Time and interested parties should contact Mr. Kulseng-Hanssen, whose contact details are contained in the release, to indicate attendance. The presentation will not be webcast.

Paragon’s advisors on the transaction are Swedbank.

Conference Call

Paragon also scheduled a teleconference and webcast related to its acquisition of shares in Prospector on Monday, November 17, 2014, at 10:30 a.m. U.S. Central Standard Time. The teleconference can be accessed from the U.S. and Canada by dialling 1-855-307-2986, or internationally by dialling 1-508-938-6940, and using access code: 34857448. Interested parties may also listen to the webcast through a link posted on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.

A telephonic replay of the conference call will be available on Monday, November 17, 2014, beginning at approximately 3:00 p.m. U.S. Central Standard Time, through Tuesday, December 2, 2014, ending at approximately 11:00 p.m. U.S. Central Standard Time. The phone number for the conference call replay is 1-855-859-2056 or, for calls from outside of the U.S., 1-404-537-3406, using access code: 34857448. A replay of the conference call will also be available on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.

About Paragon Offshore

Paragon is a global provider of standard specification offshore drilling rigs. Paragon’s drilling fleet consists of standard specification rigs and includes 34 jackups and eight floaters (five drillships and three semisubmersibles). Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.

Forward-Looking Disclosure Statement

This release contains forward-looking statements. Statements regarding statements related to the anticipated mandatory tender offer, the time frame in which it is expected to occur, the expected benefits of the proposed acquisition, the future financial performance of the assets after the proposed acquisition, and the contract backlog, revenue, condition or performance, contract commitments, dayrates, contract commencements, contract extensions or renewals of Prospector’s fleet, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the operation of Paragon as a separate, publicly traded company, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s registration statement on Form 10 as filed with the SEC on July 14, 2014, in Paragon’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

For additional information, contact:

For Investors & Media:	Lee M. Ahlstrom Senior Vice President – Investor Relations, Strategy and Planning
+1.832.783.4040

-or-

Henrik Kulseng-Hanssen
Corporate Finance - Swedbank (advisor)
+47 9201 6850

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